UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHOICEONE FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐

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109 East Division
Sparta, Michigan 49345

April 6, 2007

To our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc. to be held at:

Moss Ridge Golf Club
13545 Apple Avenue
Ravenna, Michigan
April 26, 2007
11:00 a.m. Annual Meeting; social period to immediately follow

The purpose of the meeting is to elect directors.

Please plan to join us for an informal social period immediately following the conclusion of the business portion of the Annual Meeting, which starts at 11:00 a.m. Desserts and hors d'oeuvres will be served during the social period. Shareholders holding stock in single ownership form are invited to bring a guest.

The following proxy statement and enclosed proxy are being furnished to holders of ChoiceOne Financial Services, Inc. common stock on and after April 6, 2007. Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. All owners should sign proxies as their names appear on the proxy.

We hope you will join us at the 2007 Annual Meeting. We look forward to seeing you there.
Sincerely,

James A. Bosserd President and Chief Executive Officer

109 East Division
Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, on Thursday, April 26, 2007, at 11:00 a.m. local time, for the following purposes:

          1.          To elect directors.

          2.          To transact any other business that may properly come before the meeting.

          Shareholders of record at the close of business on March 1, 2007, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.
By Order of the Board of Directors,

Linda R. Pitsch Secretary

April 6, 2007

It is important that your shares be represented at the meeting. Even if you expect to attend the meeting, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHOICEONE FINANCIAL SERVICES, INC.
109 East Division
Sparta, Michigan 49345

ANNUAL MEETING OF SHAREHOLDERS
April 26, 2007

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of ChoiceOne Financial Services, Inc. that will be held on Thursday, April 26, 2007, at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, at 11:00 a.m. local time.

This proxy statement and the enclosed proxy are being furnished to you on and after April 6, 2007, in connection with the solicitation of proxies by ChoiceOne's Board of Directors for use at the annual meeting. In this proxy statement, "we," "us," "our" and "ChoiceOne" refer to ChoiceOne Financial Services, Inc. and "you" and "your" refer to ChoiceOne shareholders.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of directors. Your Board of Directors recommends that you vote FOR each of the nominees discussed in this proxy statement.

How to Vote Your Shares

You may vote at the meeting if you were a shareholder of record of ChoiceOne common stock on March 1, 2007. You are entitled to one vote per share of ChoiceOne common stock that you own on each matter presented at the annual meeting.

As of March 1, 2007, there were 3,241,624 shares of ChoiceOne common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each nominee for director named in this proxy statement. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:
•	delivering written notice to the Secretary of ChoiceOne; or
•	attending and voting at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of ChoiceOne and ChoiceOne Bank (referred to as the "Bank") will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of ChoiceOne common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. ChoiceOne will pay all expenses related to soliciting proxies.

Required Vote and Quorum

A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. If you submit a proxy or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Broker non-votes also count for quorum purposes.

Election of Directors

The Board of Directors presently consists of fourteen individuals divided into three classes. Each class of directors is as nearly equal in number as possible and serves for a three-year term of office. The term of office of one class of directors expires at the annual meeting each year. An individual may not continue to serve on the Board of Directors after he or she becomes 70 years old.

The Board of Directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2010:

          Frank Berris
          Stuart Goodfellow
          Gary Gust
          Robert Humphreys

Each proposed nominee currently serves as a director of ChoiceOne. The persons named in the enclosed proxy intend to vote for the election of the four nominees listed. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election - which we do not anticipate - the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named.
ChoiceOne's Board of Directors and Executive Officers

Biographical information is presented below concerning the nominees for director, current directors whose term of office will continue after the annual meeting and ChoiceOne's executive officers. All of the directors of ChoiceOne also serve as directors of the Bank. Except as otherwise indicated, each nominee, current director and executive officer has had the same principal employment for over five years.
Nominees for Election as Directors with Terms Expiring in 2010

Frank Berris (age 59) is President and Chief Executive Officer of and owns American Gas & Oil, Inc., a distributor of petroleum products and operator of gas stations. Mr. Berris is also a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores. Mr. Berris has been a director of ChoiceOne and the Bank since August 1991.

Stuart Goodfellow (age 63) owns Goodfellow Blueberry Farms and Goodfellow Vending Services, L.L.C., a vending company. Mr. Goodfellow is also past Vice President and a director of the Michigan Blueberry Growers Association. Mr. Goodfellow has been a director of ChoiceOne and the Bank since August 1991.

Gary Gust (age 61) has been a director of ChoiceOne and the Bank since the merger (the "Merger") of ChoiceOne with Valley Ridge Financial Corp. ("Valley Ridge") and, prior to that, was a director of Valley Ridge and Valley Ridge Bank and/or Kent City State Bank ("Kent City"), which was consolidated with The Grant State Bank ("Grant") on December 6, 1996, to form Valley Ridge Bank (the "Consolidation"), since 1991. Mr. Gust is President and sole shareholder of Gust Construction Company, a general contractor.

Robert Humphreys (age 68) has been a director of ChoiceOne and the Bank since the Merger and, prior to that, was a director of Valley Ridge and Valley Ridge Bank and/or Kent City since 1988. Mr. Humphreys was Chairman of the Board of Valley Ridge and Valley Ridge Bank (and, before the Consolidation, Kent City) from 1993 until the Merger. Mr. Humphreys owns and operates Humphreys Orchards, a producer of fruit.

Your Board of Directors Recommends that You
Vote FOR the Election of All Nominees as Directors

Continuing Directors with Terms Expiring in 2008

Jerome B. Arends (age 61) has been a director of ChoiceOne and the Bank since the Merger and, prior to that, was a director of Valley Ridge and Valley Ridge Bank and/or Kent City since 1987. Mr. Arends was Chief Executive Officer and President of Ravenna Farm Equipment, Inc., a distributor of farm implements and equipment, until early 1999. Mr. Arends was Store Manager and a salesman for Kent Power Equipment, Inc., a distributor of farm equipment, from 1999 until his retirement in 2000.

K. Timothy Bull (age 58) has been a director of ChoiceOne and the Bank since the Merger and, prior to that, was a director of Valley Ridge and Valley Ridge Bank and/or Kent City since 1993 and was also a director of Valley Ridge and Kent City from 1988 until 1991. Mr. Bull is President and sole shareholder of Moon Lake Orchards, Inc., a producer of fruit.

Dennis Nelson (age 58) has been a director of ChoiceOne and the Bank since the Merger and was a director of Valley Ridge Bank after the Consolidation, a director of Valley Ridge since it merged with Community Bank Corporation ("Community") on July 1, 1996 (the "Valley Ridge/Community Merger") and a director of Community and/or Grant, the subsidiary bank of Community, from 1985 until the Valley Ridge/Community Merger and the Consolidation. Mr. Nelson is a dentist practicing in Grant, Michigan.

Jon E. Pike (age 65) is a Certified Public Accountant and Chairman of Beene Garter LLP, Certified Public Accountants, of Grand Rapids, Michigan. Mr. Pike was Chairman of the Board of Directors from August 1998 until the Merger and has been a director of ChoiceOne and the Bank since September 1990. Mr. Pike serves as a director of Porter Hills Retirement Community and Services, Wolverine World Wide YMCA Board of Managers, Seidman Dean's Advisory Board, Seidman College of Business Grand Valley State University and Sparta Foam, Inc.

Donald VanSingel (age 63) has been a director of ChoiceOne and the Bank since the Merger and, prior to that, was Vice Chairman and a director of Valley Ridge since the Valley Ridge/Community Merger, a director of Valley Ridge Bank after the Consolidation, Chairman of Community and/or Grant from 1982 until the Valley Ridge/Community Merger and the Consolidation, and a director of Community and/or Grant from 1973 until the Valley Ridge/Community Merger. Mr. VanSingel has been a consultant for Governmental Consultant Services, Inc. since 1993. Prior to that, Mr. VanSingel served in the Michigan House of Representatives.
Continuing Directors with Terms Expiring in 2009

James A. Bosserd (age 57) has been a director of ChoiceOne and the Bank since he was appointed to those boards in April 2001. Mr. Bosserd has been President and Chief Executive Officer of ChoiceOne and the Bank since April 2001. Mr. Bosserd has also been President of ChoiceOne Insurance Agencies, Inc. since April 2001 and President of ChoiceOne Mortgage Company of Michigan since January 2002. Prior to joining ChoiceOne and the Bank, Mr. Bosserd was Senior Vice President-Retail Group Manager with Huntington National Bank, a commercial bank, since October 1997 and Senior Vice President-Private Banking Manager with Huntington National Bank since April 1999. Mr. Bosserd also served as President and Chief Executive Officer of FMB State Savings Bank, a commercial bank in Lowell, Michigan, from 1992 through 1997. Mr. Bosserd has also been a director of West Shore Computer Services, Inc., a data processing company in which the Bank owns a 25% interest, since February 2002. Mr. Bosserd is a director of the Sparta Rotary Board, the Michigan Bankers' Association, Sparta Downtown Development, Wolverine World Wide YMCA, Harvest Way Community, and the Michigan FFA Foundation.

William F. Cutler Jr. (age 59) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January 1994. The H. H. Cutler Company was sold to VF (Vanity Fair) Corporation in January 1994. Mr. Cutler has been a director of ChoiceOne and the Bank since October 1993. Mr. Cutler served as a director of the Sparta Health Center from 1981 until 1996.

Richard L. Edgar (age 62) has been Chairman of the Board of Directors of ChoiceOne and the Bank since the Merger. Prior to that, Mr. Edgar was a director of Valley Ridge and Valley Ridge Bank and/or Kent City since 1974. Until the Merger, Mr. Edgar had been President and Chief Executive Officer of Valley Ridge since 1988, and President and Chief Executive Officer of Valley Ridge Bank (and, before the Consolidation,

Kent City) since 1987. Prior to that, Mr. Edgar served Kent City in various management and other capacities since 1963. Mr. Edgar was a director of West Shore Computer Services, Inc., a data processing company in which ChoiceOne Bank is a 25% shareholder. Mr. Edgar is also a director of the Michigan Association of Community Bankers.

Paul Johnson (age 57) is President of and owns Falcon Resources, Inc. in Belmont, Michigan, a sales, engineering and design firm for the automotive and furniture industries. Mr. Johnson has been a director of ChoiceOne and the Bank since July 1999. Mr. Johnson has been a director of ChoiceOne Insurance Agencies, Inc. since November 2000.

Andrew Zamiara (age 66) is a registered pharmacist and is the owner and President of Sparta Village Pharmacy, Inc. in Sparta, Michigan and Momber Hallmark in Rockford, Michigan. Mr. Zamiara has been a director of ChoiceOne and the Bank since August 1990.
Executive Officers who are not Directors

Sheila Clark (age 51) has been a Senior Vice President of the Bank since January 2007 and was a Vice President of the Bank since the Merger and, prior to that, was a Vice President of Valley Ridge Bank since June 1999. Ms. Clark has been employed by either the Bank or Valley Ridge Bank since July of 1982 serving in various management and executive capacities. Prior to her employment with Valley Ridge Bank, Ms. Clark was owner/operator of a floral business since 1979. Ms. Clark was employed by Sparta State Bank (now the Bank) from Fall 1973 to Spring 1979. Ms. Clark also serves as a director of Mid-Michigan Banking Group.

Mary J. Johnson (age 43) has been a Vice President of the Bank since September 1998. Prior to that, Ms. Johnson was employed by the Bank, serving in various management and executive capacities since April 1993. Ms. Johnson serves as an officer of Johnson & Johnson Builders, Inc., a construction company.

Louis D. Knooihuizen (age 57) has been Senior Vice President, Commercial Loans of the Bank since December 2001. Mr. Knooihuizen was elected an officer of ChoiceOne Mortgage Company of Michigan in 2003. Prior to his employment with ChoiceOne, Mr. Knooihuizen was employed by Bank West, a commercial bank in Grand Rapids, Michigan, as Senior Vice President, Commercial Loans since May 1999 and by National City Bank, a commercial bank, as Vice President, Commercial Loans since February 1995. Mr. Knooihuizen also serves as a director of Mid-Michigan Banking Group.

Thomas L. Lampen (age 51), a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Bank since January 1992 and Treasurer of ChoiceOne since April 1987. Mr. Lampen has been the Treasurer of ChoiceOne Insurance Agencies, Inc. since January 1996 and the Treasurer of ChoiceOne Mortgage Company of Michigan since January 2002. Prior to his employment with ChoiceOne, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Michael E. McHugh (age 57) has been employed by the Bank as a Senior Vice President since the Merger. Prior to the Merger, Mr. McHugh was a director of Valley Ridge and Valley Ridge Bank and/or Kent City since 1989. Mr. McHugh was Secretary, Treasurer and Chief Financial Officer of Valley Ridge. Mr. McHugh was also an Executive Vice President of Valley Ridge Bank (and, before the Consolidation, Kent City) since 1987.

Linda R. Pitsch (age 59) was a director of ChoiceOne and the Bank from December 1994 until the Merger. Ms. Pitsch has served as Secretary of ChoiceOne and the Bank since February 1995. Ms. Pitsch also has served as Senior Vice President and Cashier of the Bank since January 1993. Ms. Pitsch has been an employee of the Bank since September 1969, serving in various management and executive capacities. Ms. Pitsch is a director of ChoiceOne Mortgage Company of Michigan and has served as its Secretary since January 2002. Ms. Pitsch has been a director and Secretary of ChoiceOne Insurance Agencies, Inc. since December 1998. Ms. Pitsch is an instructor at Davenport University, and President and a director of Strawberry Pines Condominium Association.

Kelly Potes (age 45) has been Senior Vice President and General Manager of ChoiceOne Insurance Agencies, Inc. since January 2001. Prior to that, Mr. Potes was President of Kent-Ottawa Financial Advisors, Inc., a financial consulting firm, since December 1998 and Vice President, Retail Services of the Bank since May 1984. Mr. Potes has been a director of ChoiceOne Insurance Agencies, Inc. since January 2001. Mr. Potes serves as a Trustee of the Sparta Board of Education.

Corporate Governance

Independence

The Board of Directors has determined that the following 11 of its 14 directors meet the applicable National Association of Securities Dealers ("NASD") standards for independence (including the heightened independence criteria applicable to audit committee members under the NASD and Securities and Exchange Commission ("SEC") independence standards), have no material relationship with ChoiceOne, and therefore are independent:

          Jerome B. Arends
          K. Timothy Bull
          William F. Cutler, Jr.
          Stuart Goodfellow
          Gary Gust
          Robert Humphreys
          Paul Johnson
          Dennis Nelson
          Jon E. Pike
          Donald VanSingel
          Andrew Zamiara

In addition, the Board of directors has determined that Lewis Emmons and Bruce Johnson, who served on ChoiceOne's Board of Directors prior to the Merger, met the applicable NASD standards for independence while they were directors.

Mr. Berris is not considered independent because he purchased, through an affiliate, a parcel of real estate from the Bank in 2004.

In making this determination, the Board of Directors considered the performance of construction and maintenance services for the Bank by Messrs. Gust and Arends or companies in which they have interests. In all such cases, the amounts paid by the Bank were below the materiality thresholds set by NASD rules.

Committees of the Board of Directors

The Board of Directors has established the following four standing committees:
•	Audit Committee
•	Executive and Loan Review Committee
•	Governance and Nominating Committee
•	Personnel and Benefits Committee

Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants. The Audit Committee reviews their fees for audit and non-audit services and the scope and results of audits performed by them. The Audit Committee also reviews ChoiceOne's internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of the examinations received from regulatory authorities. The Audit Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Audit Committee charter can be found on ChoiceOne's website at www.choiceone.com. As of the date of this proxy statement, Jon E. Pike (Chairman), William F. Cutler, Jr. and Donald VanSingel serve on the Audit Committee. ChoiceOne has designated Mr. Pike as its audit committee financial expert as defined by the SEC. All of the members of the Audit Committee are "independent" directors as defined by the rules of the SEC and the NASD. The Audit Committee met four times during 2006.

Executive and Loan Review Committee. The Executive and Loan Review Committee reviews all aspects of the Bank's loan activity, including new loans of $25,000 or more, problem or other loans identified by examiners, loans 60 days or more past due and non-accrual loans. The Executive and Loan Review Committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities if the Board of Directors so authorizes. As of the date of this proxy statement Richard L. Edgar (Chairman), James A. Bosserd, Jon E. Pike, Robert Humphreys, Frank Berris, Jerome Arends, Stuart Goodfellow, Donald VanSingel, and Paul Johnson serve on the Executive and Loan Review Committee. There are no requirements that members of this committee be "independent." The Executive and Loan Review Committee met 12 times during 2006.

Governance and Nominating Committee. The Governance and Nominating Committee administers the process of nominations for directorships and coordinates ChoiceOne's corporate governance initiatives and policies. The Governance and Nominating Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Governance and Nominating Committee charter can be found on ChoiceOne's website at www.choiceone.com. As of the date of this proxy statement, Jon E. Pike (Chairman), William F. Cutler, Jr. and Robert Humphreys serve on the Governance and Nominating Committee. All of the members of the Governance and Nominating Committee are "independent" directors as defined by the rules of the NASD. The Governance and Nominating Committee met three times during 2006.

Personnel and Benefits Committee. The Personnel and Benefits Committee performs the functions of a compensation committee. The Personnel and Benefits Committee:
•	Reviews from time to time the personnel policies and programs of ChoiceOne, and submits recommendations to the Board of Directors;
•	Administers the equity plans of ChoiceOne that are approved by the Board of Directors;
•	Reviews the administration of and proposed changes to the retirement and welfare benefit plans of ChoiceOne that are approved by the Board of Directors;
•	Makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
•	Makes any determinations and approvals relating to incentive-based compensation (with the ratification of the Board of Directors) as required to comply with applicable tax laws;
•

While meeting outside of the presence of the Chief Executive Officer, reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those corporate goals and objectives, and determines the compensation of the Chief Executive Officer based on the evaluation; and

•

While meeting outside of the presence of the Chief Executive Officer, determines the long-term incentive component of the compensation of the Chief Executive Officer, taking into consideration ChoiceOne's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the ChoiceOne's Chief Executive Officer in past years.

The Personnel and Benefits Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Personnel and Benefits Committee charter can be found on ChoiceOne's website at www.choiceone.com. Other than Frank Berris, all of the members of the Personnel and Benefits Committee are "independent" directors as defined by the rules of the NASD. As of the date of this proxy statement, Andrew W. Zamiara (Chairman), Frank Berris, and Donald VanSingel serve on the Personnel and Benefits Committee. James A. Bosserd attends meetings but is not a member of this committee. The Personnel and Benefits Committee met three times during 2006.

Shareholder Nominations

The Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. Shareholders may recommend individual nominees for consideration by the Governance and Nominating Committee by communicating with the committee as described under the heading "Communicating with the Board of Directors." The Governance and Nominating Committee will ultimately determine whether a shareholder recommendation will result in a nomination under this process. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers various factors and believes that each candidate should:
•	be chosen without regard to sex, race, religion or national origin;
•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;
•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	possess substantial and significant experience that would be of particular importance to ChoiceOne in the performance of the duties of a director;
•	have sufficient time available to devote to the affairs of ChoiceOne in order to carry out the responsibilities of a director; and
•	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

To make a direct shareholder nomination, you must send a notice to the Secretary of ChoiceOne that sets forth with respect to each proposed nominee:
•	the name, age, business address and residence address of the nominee;
•	the principal occupation or employment of the nominee;
•	the number of shares of common stock of ChoiceOne that the nominee beneficially owns;

•	a statement that the nominee is willing to be nominated and to serve; and
•	such other information concerning the nominee as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee.

You must send this notice to the Secretary not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Board Meetings and Attendance

During 2006, the ChoiceOne Board of Directors held 12 regular meetings and four special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year (during the periods that they served).

Annual Meeting Attendance

ChoiceOne expects all of its directors to attend the annual meeting. In 2006, all directors attended the annual meeting.

Communicating with the Board of Directors

Shareholders and interested parties may communicate with members of ChoiceOne's Board of Directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Linda R. Pitsch, Secretary, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345. All correspondence will be forwarded directly to the applicable members of the Board of Directors.

Ownership of ChoiceOne Common Stock

Ownership of ChoiceOne Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of ChoiceOne common stock held as of December 31, 2006, by each of ChoiceOne's directors and nominees for director, each of the named executive officers and all of ChoiceOne's directors, nominees for director and executive officers as a group:
	Amount and Nature of Beneficial Ownership of Common Stock (1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power (2)	Shares Underlying Unexercised Options	Total Beneficial Ownership	Percent of Class
Jerome B. Arends	30,217	18,572	-	48,789	1.5%
Frank G. Berris	22,963	-	-	22,963	*
James A. Bosserd	4,743	2,892	9,665	17,300	*
K. Timothy Bull	48,756	3,102	-	51,858	1.6
William F. Cutler, Jr	-	30,181	-	30,181	*
Richard L. Edgar	56,720	17,287	-	74,007	2.3
Stuart Goodfellow	40,880	4,846	-	45,726	1.4
Gary Gust	58,021	-	-	58,021	1.8
Robert Humphreys	65,521	55,294	-	120,815	3.7
Paul Johnson	-	36,011	-	36,011	1.1
Louis Knooihuizen	3,300	-	3,178	6,478	*
Thomas L. Lampen	1,390	1,085	2,495	4,970	*
Dennis Nelson	8,202	-	-	8,202	*
Jon E. Pike	3,405	14,711	-	18,116	*
Linda Pitsch	2,832	42	3,204	6,078	*
Kelly Potes	468	1,645	2,495	4,608	*
Donald VanSingel	6,026	6,205	-	12,231	*
Andrew W. Zamiara	1,268	8,860	-	10,128	*
All directors and
executive officers
as a group (3)	390,095	286,859	23,532	700,486	21.5%

*  Less than 1%.
(1)

The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person.

(2)

These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, certain relatives and minor children over whom the listed person may have influence by reason of relationship.

(3)

Total beneficial ownership includes 162,226 shares of ChoiceOne common stock held by the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan in the accounts of employees, of which executive officers of ChoiceOne are administrators. Of the 162,226 shares of ChoiceOne common stock in this plan, the directors and executive officers have included 91,290 shares in this table as beneficially owned with sole voting and dispositive power. The remaining 70,936 shares are reported as beneficially owned with shared voting or dispositive power and the officers and directors disclaim beneficial ownership of such shares.

Five Percent Shareholders

As of March 1, 2007, one entity beneficially owns five percent of the outstanding shares of ChoiceOne's common stock, namely the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan.
	Amount and Nature of Beneficial Ownership of Common Stock (1)
Name and Address of Beneficial Owner	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power (2)	Total Beneficial Ownership	Percent of Class
ChoiceOne Bank 401(k) and Employee Stock Ownership Plan 109 East Division Sparta, Michigan 49345		162,226		162,226	162,226	5.00%

(1)  See Notes to prior table.

Change in Control

As a result of the Merger, the former shareholders of Valley Ridge control approximately 48.5% of the outstanding shares of the combined organization and one half of the Board of Directors of ChoiceOne is comprised of former members of Valley Ridge's Board of Directors.
Executive Compensation

Compensation Discussion and Analysis

Overview

The Personnel and Benefits Committee of ChoiceOne's Board of Directors administers benefit plans, reviews ChoiceOne's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. Directors who are also employees of ChoiceOne or the Bank may not serve as voting members of the Personnel and Benefits Committee. The Personnel and Benefits Committee receives recommendations from ChoiceOne's Chief Executive Officer regarding the compensation of senior and executive officers (other than the Chief Executive Officer). All executive and senior officers of ChoiceOne are eligible to participate in the same executive compensation plans that are available to the Chief Executive Officer, except that only the Chief Executive Officer has an employment agreement.

Philosophy and Objectives of the Company's Compensation Programs

Successful long-term financial performance and increasing shareholder value are ChoiceOne's primary corporate goals.

To achieve these goals, the Personnel and Benefits Committee believes ChoiceOne must provide competitive salaries and appropriate incentives to achieve long-term shareholder return. ChoiceOne's executive compensation policies are designed to achieve four primary objectives:
•	attract and retain well-qualified executives who will lead and inspire superior performance;
•	provide incentives for achievement of specific short-term individual and corporate goals and to reward attainment of goals and individual performance and achievement;
•	provide incentives for achievement of long-term shareholder return; and
•	align the interests of management with those of the shareholders to encourage continuing increases in shareholder value.

The Personnel and Benefits Committee aims to balance salaries with potential compensation that is performance-based commensurate with an officer's individual management responsibilities and potential for future contribution to corporate objectives. The portion of total compensation that is based on corporate performance and long-term shareholder return increases as an executive's responsibilities increase.

Elements of Compensation

ChoiceOne's executive compensation program consists of four components:
•	base salary;
•	annual cash incentive bonus opportunities;
•	long-term incentives through awards of stock options; and
•	participation in ChoiceOne's retirement plan.

In determining the levels of some components, the Personnel and Benefits Committee considers only corporate performance. In determining the levels of other components, such as base salary and annual cash incentive bonus opportunities, the Personnel and Benefits Committee will consider a number of factors in addition to corporate performance.

Base Salary. When establishing base salary levels, the Personnel and Benefits Committee's primary goal is to be competitive. The Personnel and Benefits Committee considers each officer's performance, current compensation and responsibilities within ChoiceOne. The Personnel and Benefits Committee establishes ranges for base salaries of executive officers by comparing ChoiceOne to other more or less comparable bank holding companies. In general, salaries paid to ChoiceOne's executives have been closer to the median, rather than either the high or low end, of each range. Although the Personnel and Benefits Committee considers corporate performance when establishing base salary levels, corporate performance is not the most important factor. The Personnel and Benefits Committee also considers a discretionary assessment of job performance when establishing base salary levels. No specific weight is given to any particular factor.

Discretionary Bonus Plan. Under ChoiceOne's discretionary bonus plan, executives may earn bonuses based upon individual and corporate performance, as determined by the Personnel and Benefits Committee, in its sole discretion. Annual discretionary bonuses are based on performance at three levels:
•	corporate;
•	business unit; and
•	individual.

The Personnel and Benefits Committee annually approves how to weigh each participant's performance at each level. The Personnel and Benefits Committee establishes target cash awards for participants in the annual discretionary bonus plan. Target awards range from 0% to 15% of base salary. For their individual performance in 2006, executive officers as a group, other than Mr. Bosserd, were awarded discretionary bonuses totaling $70,766. Mr. Bosserd received a discretionary bonus of $40,000 based upon a subjective evaluation of his personal performance.

Stock Options. ChoiceOne uses long-term incentives to reward executives for achieving the long-term goal of increasing shareholder value. All of ChoiceOne's long-term incentives have involved awards of stock options. Although ChoiceOne has no specific guidelines, stock ownership is considered important. Through stock ownership, the interests of executives become joined with those of the shareholders. Under ChoiceOne's Amended and Restated Executive Stock Incentive Plan, executives may be rewarded for enhancing shareholder value through the increase in the value of shares subject to options that the executives receive. Thus, compensation under this plan is completely based upon corporate performance in terms of growth in the value of ChoiceOne's common stock. The Personnel and Benefits Committee administers all aspects of the plan and also has authority to determine the individuals to whom and the terms upon which options are granted, the number of shares subject to each option and the form of consideration payable upon the exercise of an option. The Chief Executive Officer makes recommendations of stock option grants (other than for himself), which the Personnel and Benefits Committee then considers. The Personnel and Benefits Committee takes final action on the amount, timing, price and other terms of all options granted to employees of ChoiceOne.

During 2006, the Personnel and Benefits Committee made awards of stock options to ChoiceOne's executive officers of a total of 6,700 shares of common stock. In general, stock option awards have not be made on an annual basis and are granted every several years in the discretion of the Personnel and Benefits Committee. The Personnel and Benefits Committee has no policy as to timing of awards of stock options. All stock option awards have been made at the market value of ChoiceOne's common stock on the date of grant. Stock options are generally granted for a term of 10 years. All stock options permit the exercise price to be paid by delivery of cash, and the Personnel and Benefits Committee has also approved the payment of the exercise price by surrendering shares of common stock. Vesting of stock options may be accelerated upon certain events, including a change in control of ChoiceOne.

Determination of the size of equity-based compensation awards is based upon a subjective analysis of each officer's position within the organization, his or her individual performance and his or her growth potential within the organization. The number of equity-based compensation awards previously granted to a recipient is not a factor considered by the Personnel and Benefits Committee in the determination of the grant of a new equity-based compensation award. The Personnel and Benefits Committee has provided for the acceleration of vesting of options upon a change in control of ChoiceOne in all outstanding stock options.

Employment Contracts

As an inducement for Mr. Bosserd's agreement to serve as a director and President and Chief Executive Officer of ChoiceOne and the Bank, ChoiceOne entered into a three-year employment agreement with Mr. Bosserd in 2006 that extends each year for one additional year, unless either ChoiceOne or Mr. Bosserd provides notice of termination. Under this agreement, ChoiceOne agreed to:
•	pay Mr. Bosserd a salary of $160,000 per year as may be adjusted, less taxes and withholdings, plus possible bonuses;
•	pay Mr. Bosserd the regular director's fee for attending Board meetings;
•	provide Mr. Bosserd with an automobile allowance of $600 per month;
•	reimburse Mr. Bosserd for all documented business expenses;
•	continue to pay Mr. Bosserd his base salary for the remainder of the term if Mr. Bosserd is terminated, without cause, or quits for "good reason" following a change in control of ChoiceOne;
•	provide Mr. Bosserd with twenty-six sick and personal days per year; and
•	provide Mr. Bosserd with the same health and other employee benefits provided to other executive employees of ChoiceOne and the Bank.

Mr. Bosserd agreed not to compete with ChoiceOne or the Bank during the term of his employment agreement unless his employment is terminated by the Company without cause or by Mr. Bosserd for "good reason" after a change in control.

401(k) Plan

The ChoiceOne Bank 401(k) and Employee Stock Ownership Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code").

The purpose of the 401(k) plan is to permit Bank employees, including the named executive officers, to save for retirement on a pre-tax basis. In addition to an employee's pre-tax contributions, the Bank may contribute discretionary matching and/or employee stock ownership plan payments to the 401(k) plan. If the Bank contributes matching and/or employee stock ownership plan payments to the 401(k) plan, those contributions will become fully vested after six years of a participant's vesting service. The Bank has generally made a contribution to the 401(k) plan each year.

Each participant in the 401(k) plan has an account to record the participant's interest in the plan. Amounts contributed by or on behalf of a participant are credited to his or her account. A participant's benefit from the 401(k) plan is equal to the vested amount in the participant's account when he or she terminates employment with the Bank. The employee stock ownership plan provisions provide that the 401(k) plan, in part, is designed to invest primarily in stock of ChoiceOne.

The Impact of Accounting and Tax Treatment on Compensation

Section 162(m) of the Code provides that publicly held companies may not deduct compensation paid to certain executive officers in excess of $1,000,000 annually, with certain exceptions for qualified "performance-based" compensation. ChoiceOne believes its compensation policies reflect due consideration of Section 162(m) due to the relatively conservative amount of annual compensation.

The Compensation Committee regularly reviews the tax and accounting implications of all of its elements of compensation, including incentive stock options. The Compensation Committee believes that ChoiceOne's compensation structure is appropriately balanced in regards to the tax and accounting implications to both ChoiceOne and the employees.

Change in Control Provisions

Mr. Bosserd's employment agreement provides that

after a "change in control" in the event that Mr. Bosserd's employment is terminated without cause or Mr. Bosserd terminates his employment for a "good reason," then Mr. Bosserd will be entitled to continuation of his salary and benefits through the term of his employment agreement. Good reason is defined in the agreement to include, among other things, a material demotion, assignment of duties inconsistent with Mr. Bosserd's status as President and Chief Executive Officer, a relocation of the Mr. Bosserd, failure of ChoiceOne to elect Mr. Bosserd as Chief Executive Officer of ChoiceOne or the Bank, or a material breach by ChoiceOne of any provision of the agreement. Under Mr. Bosserd's agreement, a change in control is deemed to have occurred as of the first day that there is a change in the ownership, the effective control, or the ownership of a substantial portion of ChoiceOne's assets. The Personnel and Benefits Committee believes the "double trigger" of requiring both a change in control and termination of employment provides an appropriate balance of protection for both ChoiceOne and Mr. Bosserd.

As mentioned above, ChoiceOne has granted certain stock options pursuant to the Executive Stock Incentive Plan that are subject to accelerated vesting upon a change in control of ChoiceOne.

Summary of Executive Compensation

The following table shows certain information concerning the compensation earned by the Chief Executive Officer, the Chief Financial Officer, and each of ChoiceOne's three most highly compensated executive officers who served in positions other than Chief Executive Officer or Chief Financial Officer (together with the CEO and CFO, the "named executive officers") during the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Non-Equity Incentive Plan Compensation	All other Compensation	Total
James A. Bosserd, President and Chief Executive Officer	2006	$176,700(2)	$40,000	$10,450		$8,503	$235,653
Thomas L. Lampen, Vice President and Chief Financial Officer	2006	$77,000	$5,000	$2,090		$3,521	$87,611
Louis Knooihuizen, Senior Vice President, Commercial Loans	2006	$103,000	$10,000	$3,135	$678	$5,261	$122,074
Kelly Potes, Senior Vice President, Investments	2006	$97,550	$13,266	$2,090		$4,363	$117,269
Linda Pitsch Senior Vice President, Operations	2006	$97,138(2)	$12,000	$3,135		$4,354	$116,627
__________________
(1)	See Note 15 to ChoiceOne's Consolidated Financial Statements for the assumptions underlying the values in this column.

(2)	The amount reported includes $14,700 in directors' fees paid to Mr. Bosserd and $10,600 paid to Ms. Pitsch by ChoiceOne.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to the named executive officers in the last completed fiscal year.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards
James A. Bosserd	1/18/06	2,500	$18.85
Thomas L. Lampen	1/18/06	500	$18.85
Louis Knooihuizen	1/18/06	750	$18.85
Kelly Potes	1/18/06	500	$18.85
Linda Pitsch	1/18/06	750	$18.85
__________________

ChoiceOne's Amended and Restated Executive Stock Incentive Plan provides that options to purchase shares of common stock, stock appreciation rights and stock awards may be granted to officers and other key employees of ChoiceOne and its subsidiaries. A stock option entitles the recipient to purchase shares of common stock for a stated period of time at a stated price. Subject to certain restrictions, the Personnel and Benefits Committee determines who will be granted options, the number of shares subject to each option, the form of payment for exercise of an option and other matters related to the stock incentive plan. The Personnel and Benefits Committee also determines the terms and conditions of any stock appreciation rights and stock awards granted under the stock incentive plan. The Personnel and Benefits Committee may provide that, if there is a merger or combination of ChoiceOne with another entity or a change in control of ChoiceOne:
•	any vesting restrictions are accelerated;
•	any restrictions are eliminated; or
•	any participant may choose to receive cash in lieu of outstanding stock options.

The Personnel and Benefits Committee has provided for the acceleration of vesting of options upon a change in control of ChoiceOne in all outstanding stock options. These options vest in four equal increments over a three-year period.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each named executive officer outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
James A. Bosserd	276 276 275 275 394 394 394 393 657 656 656 788 788 625	656 787 787 625 625 625	$13.04 13.04 13.04 13.04 13.70 13.70 13.70 13.70 16.31 16.31 16.31 21.43 21.43 18.85 16.31 21.43 21.43 18.85 18.85 18.85	2/20/12 2/20/12 2/20/12 2/20/12 1/15/13 1/15/13 1/15/13 1/15/13 1/21/14 1/21/14 1/21/14 1/19/15 1/19/15 1/17/16 1/21/14 1/19/15 1/19/15 1/17/16 1/17/16 1/17/16
Thomas L. Lampen	138 138 138 137 132 131 131 131 132 131 131 132 131 125	131 131 131 125 125 125	$13.04 13.04 13.04 13.04 13.70 13.70 13.70 13.70 16.31 16.31 16.31 21.43 21.43 18.85 16.31 21.43 21.43 18.85 18.85 18.85	2/20/12 2/20/12 2/20/12 2/20/12 1/15/13 1/15/13 1/15/13 1/15/13 1/21/14 1/21/14 1/21/14 1/19/15 1/19/15 1/17/16 1/21/14 1/19/15 1/19/15 1/17/16 1/17/16 1/17/16

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
Louis Knooihuizen	132 131 131 131 132 131 131 131 196 197 197 197 197 188	197 197 197 187 188 187	$13.70 13.70 13.70 13.70 13.70 13.70 13.70 13.70 16.31 16.31 16.31 21.43 21.43 18.85 16.31 21.43 21.43 18.85 18.85 18.85	6/19/12 6/19/12 6/19/12 6/19/12 1/15/13 1/15/13 1/15/13 1/15/13 1/21/14 1/21/14 1/21/14 1/19/15 1/19/15 1/17/16 1/21/14 1/19/15 1/19/15 1/17/16 1/17/16 1/17/16
Kelly Potes	138 138 138 137 132 131 131 131 132 131 131 132 131 125	131 131 131 125 125 125	$13.04 13.04 13.04 13.04 13.70 13.70 13.70 13.70 16.31 16.31 16.31 21.43 21.43 18.85 16.31 21.43 21.43 18.85 18.85 18.85	2/20/12 2/20/12 2/20/12 2/20/12 1/15/13 1/15/13 1/15/13 1/15/13 1/21/14 1/21/14 1/21/14 1/19/15 1/19/15 1/17/16 1/21/14 1/19/15 1/19/15 1/17/16 1/17/16 1/17/16

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
Linda Pitsch	138 138 138 137 132 131 131 131 196 197 197 197 197 188	197 197 197 187 188 187	$13.04 13.04 13.04 13.04 13.70 13.70 13.70 13.70 16.31 16.31 16.31 21.43 21.43 18.85 16.31 21.43 21.43 18.85 18.85 18.85	2/20/12 2/20/12 2/20/12 2/20/12 1/15/13 1/15/13 1/15/13 1/15/13 1/21/14 1/21/14 1/21/14 1/19/15 1/19/15 1/17/16 1/21/14 1/19/15 1/19/15 1/17/16 1/17/16 1/17/16
_______________________
(1)	The following table sets for the vesting dates for unvested option awards to each named executive officer as of December 31, 2006:

Executive Officer	Vesting Date	Number of Options Vesting
James A. Bosserd	1/21/07 1/19/07 1/19/08 1/18/07 1/18/08 1/18/09	656 787 787 625 625 625
Thomas L. Lampen	1/21/07 1/19/07 1/19/08 1/18/07 1/18/08 1/18/09	131 131 131 125 125 125
Louis Knooihuizen	1/21/07 1/19/07 1/19/08 1/18/07 1/18/08 1/18/09	197 197 197 187 188 187
Kelly Potes	1/21/07 1/19/07 1/19/08 1/18/07 1/18/08 1/18/09	131 131 131 125 125 125

Executive Officer	Vesting Date	Number of Options Vesting
Linda Pitsch	1/21/07 1/19/07 1/19/08 1/18/07 1/18/08 1/18/09	197 197 197 187 188 187

Option Exercises

None of the named executive officers exercised any options during 2006.

Pension Benefits

ChoiceOne's named executive officers do not participate in a defined benefit pension plan or supplemental executive retirement plan.

Director Compensation

The following table provides information concerning the compensation of directors for ChoiceOne's last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash (1)	Stock Awards (1)	All Other Compensation (2)	Total
Jerome B. Arends	$3,800			$3,800
Frank G. Berris		$14,575		$14,575
K. Timothy Bull	$3,800			$3,800
William F. Cutler, Jr.		$15,825		$15,825
Richard L. Edgar	$4,100		$90,753	$94,853
Lewis Emmons	$14,100			$14,100
Stuart Goodfellow		$16,125		$16,125
Gary Gust	$3,800			$3,800
Robert Humphreys	$3,800			$3,800
Bruce Johnson		$15,725		$15,725
Paul L. Johnson		$15,150		$15,150
Dennis Nelson	$3,800			$3,800
Jon E. Pike		$23,100		$23,100
Donald VanSingel	$3,800			$3,800
Andrew W. Zamiara		$14,700		$14,700

(1)

Directors may elect to use fees otherwise payable in cash to instead receive stock awards pursuant to the Director's Stock Purchase Plan described in the narrative below. Such amounts are reflected in the "Stock Awards" column.

(2)	The amount reported for Mr. Edgar includes: (a) $22,495 in salary; (b) $39,000 in bonus; and (c) $25,182 representing the value of restricted stock that vested as a result of the Merger.

During 2006, ChoiceOne compensated its directors at the rate of $350 quarterly for board meeting attendance. Directors who were not employees of ChoiceOne or the Bank received $100 per hour for each meeting of any committee of the Board of Directors on which they served. During 2006, the Bank compensated its directors at the rate of $700 per meeting attended through October and $800 per meeting for November and December. The Chairman of the Board of the Bank received an additional $100 per meeting attended. As of November 1, 2006, a retainer of $1,000 will be paid for ChoiceOne and a retainer of $5,000 for the Bank. The Chairman of the Board of the Bank received an additional $100 per meeting attended. The Bank also provided non-employee directors their choice of one of the following: (a) medical insurance; or (b) an additional $500 per month.

Under ChoiceOne's Directors' Stock Purchase Plan, a director may elect to receive payment of 25%, 50% 75% or 100% of his or her director's fees in the form of ChoiceOne common stock. On each quarterly payment date, a director participating in this plan receives a number of shares of ChoiceOne common stock (rounded to the nearest whole share) determined by dividing the dollar amount of fees payable that the director has elected to receive as ChoiceOne common stock by the market value of ChoiceOne common stock determined by a poll of ChoiceOne's market makers on the last day of the month preceding the quarterly payment date.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments and benefits payable to each of ChoiceOne's named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the termination of employment took place on December 31, 2006.
Triggering Event and Payments/Benefits	James A. Bosserd	Thomas L. Lampen	Louis Knooihuizen	Kelly Potes	Linda Pitsch

Change in Control (1)(2)(3)	$486,747

Death (4)	$162,000	$77,000	$103,000	$97,549	$86,538

(1)	Upon change in control of ChoiceOne, the executives' outstanding options become fully vested.
(2)

The payments and benefits are triggered after certain terminations of employment following a change in control of ChoiceOne, which are discussed under the caption "Compensation Discussion and Analysis" under the heading "Change in Control Provisions"

(3)	The payments to Mr. Bosserd under his employment agreement after a change in control are limited by Section 280G of the Code. The amount reported is the maximum amount permissible under Section 280G.
(4)	The Bank obtained Bank Owned Life Insurance on key executives and, if the executive dies while still working for the Bank, the estate will receive one full year of compensation.

Personnel and Benefits Committee Report on Executive Compensation

The Personnel and Benefits Committee has reviewed and discussed with management the information provided under the heading "Compensation Discussion and Analysis." Based on this review and discussion, the Personnel and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ChoiceOne's annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted,

Andrew W. Zamiara, Chairman
Frank Berris
Donald VanSingel
Audit Committee Report

The Audit Committee reviews and supervises ChoiceOne's procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. ChoiceOne's management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its supervisory duties, the Audit Committee has reviewed ChoiceOne's audited financial statements for the year ended December 31, 2006 included in the 2006 Annual Report to Shareholders and has discussed those financial statements with ChoiceOne's management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee has also reviewed with ChoiceOne's independent auditors - who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles - the judgments of the independent auditors concerning the quality, not just the acceptability, of the accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board, has discussed with them their independence from ChoiceOne's management and ChoiceOne, and has considered the compatibility of nonaudit services with their independence.

After and in reliance on the reviews and discussions described above, the Audit Committee recommended to ChoiceOne's Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in ChoiceOne's Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

Jon E. Pike (Chairman)
William F. Cutler, Jr.
Donald VanSingel

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of ChoiceOne and persons who beneficially own more than 10% of the outstanding shares of its common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the SEC. SEC regulations require such persons to furnish ChoiceOne with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, except as described below, all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2006 through December 31, 2006. Mr. Goodfellow inadvertently filed one late report regarding his holdings of shares of Valley Ridge stock that were automatically converted into shares of ChoiceOne common stock pursuant to the Merger between ChoiceOne and Valley Ridge. Mr. Pike filed one late report concerning one transaction. These transactions were reported promptly upon discovery. Messrs. Arends and Bull each filed his respective Form 3 reporting his holdings of ChoiceOne common stock received in the Merger one day late due to the failure of the SEC to issue filing access codes prior to the deadline. Lewis Emmons, a former director of ChoiceOne, filed one late report concerning an exempt transaction that occurred in 1999.

Certain Relationships and Related Transactions

Directors, nominees for director and executive officers of ChoiceOne and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 2006, and December 31, 2006. We anticipate that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Independent Certified Public Accountants

Plante & Moran, PLLC ("Plante Moran"), has been selected to serve as ChoiceOne's principal accountant for 2007. Plante Moran also served as ChoiceOne's principal accountant for 2006. Plante Moran replaced ChoiceOne's prior accounting firm, Crowe Chizek and Company LLC ("Crowe"), effective as of the fiscal year beginning January 1, 2006. The change in ChoiceOne's certifying independent registered public accounting firm was based on the results of a competitive bidding process. Crowe's report on ChoiceOne's financial statements for the fiscal year ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

For the fiscal year ended December 31, 2005, there were no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K issued under the Securities Exchange Act of 1934, as amended, and its related instructions) between ChoiceOne and Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreement in connection with its reports.

For the fiscal year ended December 31, 2005, there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K issued under the Securities Exchange Act of 1934, as amended, and its related instructions) between ChoiceOne and Crowe.

During the fiscal year ended December 31, 2005 (prior to engaging Plante Moran), ChoiceOne did not consult with Plante Moran regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on ChoiceOne's financial statements, or any matter that was the subject of a disagreement or reportable event.

Representatives of Plante Moran are not expected to

attend the annual meeting. If a representative of Plante Moran attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be expected to be available to respond to appropriate questions.

In accordance with SEC rules, ChoiceOne's Audit Committee has adopted a Pre-Approval Policy. Under the Pre-Approval Policy, all audit and non-audit services need to be pre-approved by the Audit Committee.

The Pre-Approval Policy permits the Audit Committee to delegate to one or more of its members pre-approval decisions. The member or members to whom such authority is delegated shall report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has identified certain services that do not impair the independence of the independent auditors and granted general pre-approval for those services. All services that do not have general pre-approval must be specifically pre-approved by the Audit Committee. The Audit Committee will periodically set pre-approval fee levels for all services to be provided by the independent auditors. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

The Pre-Approval Policy requires the independent auditors to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding specific services to be provided.

Requests or applications to provide services that require separate pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Executive Officer or Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. All fees paid to Plante Moran for services performed in 2005 and 2006 were pre-approved pursuant to this policy

Audit Fees. ChoiceOne paid to Plante Moran $43,000 during 2006 and $0 during 2005 and to Crowe $38,216 for 2006 and $70,375 during 2005 for the audit of ChoiceOne's annual financial statements and review of financial statements included in ChoiceOne's quarterly reports on Form 10-Q, or services that are normally provided by the auditors in connection with statutory and regulatory filings.

Audit-Related Fees. ChoiceOne paid to Plante Moran $37,880 during 2006 and $0 during 2005 and to Crowe $6,250 during 2006 and $0 during 2005 for assurance and related services that were reasonably related to the performance of the audit or review of ChoiceOne's financial statements and are not reported under "Audit Fees" above.

Tax Fees. ChoiceOne paid to Plante Moran $0 during 2006 and $0 during 2005 and to Crowe $12,625 during 2006 and $11,500 during 2005 for tax compliance, tax advice and tax planning. Tax services included preparing ChoiceOne's federal and state tax returns.

All Other Fees. ChoiceOne paid to Plante Moran $29,800 during 2006 and $0 during 2005 and to Crowe $50,080 during 2006 and $2,320 during 2005 for services other than those services described above. In 2006 and 2005, these services included general consultations.

Shareholder Proposals

If you would like a proposal to be presented at the 2008 annual meeting of shareholders and if you would like your proposal to be considered for inclusion in ChoiceOne's proxy statement and form of proxy relating to that meeting, you must submit the proposal to ChoiceOne in accordance with Securities and Exchange Commission Rule 14a-8. ChoiceOne must receive your proposal by December 8, 2007 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2008 annual meeting of shareholders must similarly be received by ChoiceOne by December 8, 2007.

Form 10-K Report Available

ChoiceOne's Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345

CHOICEONE FINANCIAL SERVICES, INC.

P R O X Y	109 East Division Sparta, Michigan 49345 Annual Meeting of Shareholders - April 27, 2006	P R O X Y

                    The undersigned shareholder appoints James A. Bosserd and Richard L. Edgar, or either of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of ChoiceOne Financial Services, Inc. referred to above and any adjournment of that meeting, on all matters that come before the meeting.
1.	Election of Directors

[ ]	FOR all nominees listed below (except as indicated below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Frank Berris	Stuart Goodfellow	Gary Gust	Robert Humphreys

(Instruction: To withhold authority to vote for any individual nominee, strike out that nominee's name in the list above.)

Your Board of Directors recommends that you vote FOR all nominees

                    This proxy is solicited by the Board of Directors. If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of all nominees named on this proxy. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting or any adjournment of the meeting.

Dated: ____________, 2007	Please sign exactly as your name(s) appear(s) on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature

Signature if held jointly

IMPORTANT -- Please Mark, Sign, Date and Return Promptly in the Enclosed Envelope